Exhibit 10.2

THIS THIRD ADDENDUM TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Third Addendum”) is entered into on January 29th, 2025, by and between Inspired Entertainment Inc. (“Inspired” or “the Company”) and BROOKS H. PIERCE (“Executive”) (collectively, the “Parties”). Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Employment Agreement (as defined below)

WHEREAS the Company entered a contract with the Executive on February 17, 2020, as amended effective July 21, 2021, and January 13, 2023 (“the Employment Agreement”); and

WHEREAS the Company wishes to extend the term of the Employment Agreement and amend certain of its terms.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained and consideration provided, the Parties, intending to be legally bound, agreed that effective as of January 1, 2025, the following modifications to the Employment Agreement are made:

1.	Section 2 (Commencement and Term) shall be amended by deleting the first sentence and replacing it with the following:

“The Executive’s employment with the Company under this Agreement shall (subject to the Sections 2a & b below, 6, and 14 hereof) terminate on December 31, 2027 (the “Contract Termination Date”).”

2.	Section 5a Remuneration shall be amended by substituting “six hundred and fifty thousand U.S. dollars (US$650,000) per year” for “five hundred and eighty-five thousand U.S. dollars (US$585,000) per year.”

3.	Section 5b REMUNERATION shall be amended such that the Target Bonus shall be increased from one hundred and ten percent (110%) to one hundred and twenty percent (120%) of the Executive’s annual Salary.

All other terms of the Employment Agreement shall remain in full force and effect and without further amendment.

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IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first written above.

INSPIRED ENTERTAINMENT, INC.

By:	/s/ Simona Camilleri
Name:	Simona Camilleri
Title:	General Counsel

Date:	January 29th, 2025

EXECUTIVE

/s/ Brooks H. Pierce
Brooks H. Pierce

Date:	January 29th, 2025

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